Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	MEDIA: Robyn Young
April 7, 2021	Chief Marketing Officer
ryoung@westernalliancebank.com

INVESTORS: Dale Gibbons
Chief Financial Officer
dgibbons@westernalliancebank.com

Western Alliance Completes Previously Announced
AmeriHome Mortgage Company Transaction

PHOENIX--Western Alliance Bancorporation (“Western Alliance”) (NYSE: WAL) today announced it has completed the acquisition of Aris Mortgage Holding Company, LLC, the parent company of AmeriHome Mortgage Company, LLC (“AmeriHome”). Based on AmeriHome’s closing balance sheet and a $275 million premium, total consideration is approximately $1.22 billion.
“We are pleased to announce the completion of the AmeriHome acquisition as we successfully concluded the government-sponsored enterprise and state licensing process ahead of schedule,” said Ken Vecchione, President and Chief Executive Officer of Western Alliance. “Additionally, we have signed an agreement for the sale of approximately $750 million of mortgage servicing rights to strong counterparties that will allow Western Alliance to retain substantially all of the custodial deposits, which is expected to be completed in May. Both Western Alliance and AmeriHome have already begun to recognize the meaningful synergies of this partnership and we are enthused by this strong momentum to date.”
AmeriHome Mortgage brings a B2B approach to the mortgage ecosystem through its relationships with over 700 independent correspondent mortgage originator clients, including independent mortgage bankers, community and regional banks, and credit unions of all sizes. AmeriHome is the nation’s third largest correspondent mortgage acquirer, purchasing approximately $65 billion in conventional conforming and government insured originations during 2020 from its network of independent mortgage originators and managing a $99 billion mortgage servicing portfolio, as of December 31, 2020.
For Western Alliance, the addition of AmeriHome extends its national commercial businesses with a complementary, low-risk national mortgage franchise. AmeriHome’s combination of business model, diversified and complementary channels, and sophisticated portfolio management strategies has successfully generated consistent and profitable returns throughout rate environments and economic cycles.
AmeriHome will operate under the brand, AmeriHome Mortgage, a Western Alliance Bank company, and will continue to be led by Jim Furash, its founding President and Chief Executive Officer.

About Western Alliance Bancorporation
With more than $35 billion in assets, Western Alliance Bancorporation (NYSE: WAL) is one of the country’s top-performing banking companies. The company was #1 best-performing of the 50 largest public U.S. banks in the most recent S&P Global Market Intelligence listing and ranks high on the Forbes “Best Banks in America” list year after year. Its primary subsidiary, Western Alliance Bank, Member FDIC, helps business clients realize their ambitions with teams of experienced bankers who deliver superior service and a full spectrum of customized loan, deposit and treasury management capabilities. Business clients also benefit from a powerful array of specialized financial services that provide strong expertise and tailored solutions for a wide variety of industries and sectors. Serving clients across the country wherever business happens, Western Alliance Bank operates individually branded, full-service banking divisions and has offices in key markets nationwide. For more information, visit westernalliancebank.com.
Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. These forward-looking statements include, but are not limited to, statements about (i) the benefits of the acquisition of AmeriHome; (ii) the completion of the sale of certain mortgage servicing rights; (iii) objectives, expectations and intentions and other statements contained in this presentation that are not historical facts; and (iv) other statements identified by words such as “may,” “assumes,” “approximately,” “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects,” or words of similar meaning generally intended to identify forward-looking statements.
These forward-looking statements are based upon the current beliefs and expectations of the management of Western Alliance and are inherently subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond the control of Western Alliance. In addition, these forward- looking statements are subject to various risks, uncertainties and assumptions with respect to future business strategies and decisions that are subject to change and difficult to predict with regard to timing, extent, likelihood and degree of occurrence. As a result, actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:
•AmeriHome’s performance could be adversely impacted by a rising rate environment, changes in the mix of purchase versus refinancing volumes, or other factors;
•the expected growth opportunities and other synergies from the acquisition may not be fully realized or may take longer to realize than expected;
•operating and compliance costs and business disruption may be greater than expected;
•the effects of the ongoing COVID-19 pandemic on Western Alliance, AmeriHome, and their respective customers, employees and third-party service providers; and
•the other factors that may affect future results of Western Alliance and AmeriHome discussed in Western Alliance’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Any forward-looking statement made in this release is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend to have and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this release to reflect new information, future events or otherwise.